UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 14, 2019

BIO-PATH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36333	87-0652870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4710 Bellaire Boulevard, Suite 210, Bellaire, Texas	77401
(Address of principal executive offices)	(Zip Code)

(832) 742-1357

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement

On January 14, 2019, Bio-Path Holdings, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with H.C. Wainwright & Co., LLC (the “Underwriter”) relating to an underwritten public offering of 8,592,308 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The offering price to the public of the Shares is $0.13 per share, and the Underwriter has agreed to purchase the Shares from the Company pursuant to the Underwriting Agreement at a price of $0.1209.

The Shares will be issued pursuant to a prospectus supplement dated as of January 14, 2019 (the “Prospectus Supplement”), which was filed with the Securities and Exchange Commission in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-215205), which became effective on January 9, 2017, and the base prospectus dated as of January 9, 2017 contained in such registration statement.

Pursuant to the Underwriting Agreement, the Company, in connection with the offering, agreed to issue to the Underwriter warrants to purchase up to 515,539 shares of Common Stock (the “Underwriter Warrants” and together with the shares of Common Stock issuable upon exercise of the Underwriter Warrants, the “Underwriter Securities”). The Underwriter Warrants will be exercisable immediately, expire five years from the date of the Prospectus Supplement and have an exercise price of $0.1625 (representing 125% of the public offering price per share). The number of shares issuable upon exercise of the Underwriter Warrants and the exercise price of the Underwriter Warrants are adjustable in the event of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The issuance of the Underwriter Warrants will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The Underwriter Warrants will be issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, conditions to closing and termination provisions. The Underwriting Agreement provides for indemnification by the Underwriter of the Company, its directors and certain of its executive officers, and by the Company of the Underwriter, for certain liabilities, including liabilities arising under the Securities Act, and affords certain rights of contribution with respect thereto. The Company agreed pursuant to the Underwriting Agreement to reimburse the Underwriter $5,000 for non-accountable expenses, up to $50,000 for other actual expenses, including the Underwriter’s legal fees, and up to $10,000 for the clearing expenses of the Underwriter in connection with the offering. The Company will also pay the Underwriter a management fee equal to 1% of the gross proceeds raised by the Company in the offering.

The net proceeds to the Company from the offering, after deducting the underwriting discounts and commissions, Underwriter’s fees and expenses and the Company’s estimated offering expenses, and excluding the proceeds, if any, from the exercise of the Underwriter Warrants, are expected to be approximately $0.9 million. The offering is expected to close on or about January 17, 2019, subject to satisfaction of customary closing conditions. The Company currently intends to use these net proceeds for working capital and general corporate purposes.

The legal opinion of Winstead PC relating to the legality of the issuance and sale of the Shares in the offering is attached as Exhibit 5.1 to this Current Report on Form 8-K.

The foregoing descriptions of the Underwriting Agreement and Underwriter Warrants do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the Underwriting Agreement and the form of Underwriter Warrant, which are attached hereto as Exhibits 1.1 and 4.1, respectively.

Item 3.02.	Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information provided in Item 1.01 of this Current Report on Form 8-K regarding the Underwriter Securities is incorporated by reference into this Item 3.02.

Item 3.03.	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information provided in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the 2018 Annual Meeting of Stockholders of the Company held on December 20, 2018, the Company’s stockholders approved an amendment to the Company’s Certificate of Incorporation (the “Certificate of Incorporation”) to effect a reverse stock split of the Company’s Common Stock, at a ratio of up to 1-for-20, to be determined by the Company’s Board of Directors (the “Board”). As previously reported, on January 11, 2019, the Board approved a ratio for the reverse stock split of 1-for-20. Thereafter, on January 16, 2019, the Company filed a Certificate of Amendment to its Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware to implement the 1-for-20 reverse split of its Common Stock (the “Reverse Stock Split”). The Reverse Stock Split will become effective as of 5:00 p.m. Eastern Time on January 17, 2019 (the “Effective Time”), and the Company’s Common Stock will begin trading on a split-adjusted basis on The Nasdaq Capital Market at the commencement of trading on January 18, 2019 under the Company’s existing symbol “BPTH.” The Company’s Common Stock has been assigned a new CUSIP number of 09057N 300 in connection with the Reverse Stock Split.

As a result of the Reverse Stock Split, every 20 shares of the Company’s Common Stock issued and outstanding immediately prior to the Effective Time will be consolidated into one issued and outstanding share. In addition, proportionate adjustments will be made to the exercise prices of the Company’s outstanding stock options and warrants and to the number of shares issued and issuable under the Company’s existing stock incentive plans.

The Company has retained its transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), to act as its exchange agent for the Reverse Stock Split. AST will provide stockholders of record a letter of transmittal providing instructions for the delivery to AST of their current certificates. AST will be issuing all of the post-split shares through their paperless Direct Registration System, also known as “book-entry form.” AST will hold the shares in an account set up for the stockholder. Stockholders who wish to hold paper certificates may obtain such certificates upon request to AST. Stockholders owning shares via a broker or other nominee will have their positions automatically adjusted to reflect the Reverse Stock Split, subject to brokers’ particular processes, and should not be required to take any action in connection with the Reverse Stock Split. No fractional shares of the Company’s Common Stock will be issued in connection with the Reverse Stock Split. If as a result of the Reverse Stock Split, a stockholder of record would otherwise hold a fractional share, the stockholder will receive one whole share in lieu of the issuance of any such fractional share.

The foregoing description of the Certificate of Amendment does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Certificate of Amendment, which is attached as Exhibit 3.1 to this Current Report on Form 8-K.

Item 8.01.	Other Events.

On January 14, 2019, the Company issued a press release relating to the matters described in Item 1.01 above titled, “Bio-Path Holdings, Inc. Announces Proposed Public Offering of Common Stock.” A copy of such press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference herein.

On January 14, 2019, the Company issued a press release relating to the matters described in Item 1.01 above titled, “Bio-Path Holdings, Inc. Announces Pricing of Public Offering of Common Stock.” A copy of such press release is attached hereto as Exhibit 99.2 and is hereby incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement
3.1	Certificate of Amendment to the Certificate of Incorporation of Bio-Path Holdings, Inc.
4.1	Form of Underwriter Warrant
5.1	Opinion of Winstead PC
23.1	Consent of Winstead PC (included in Exhibit 5.1)
99.1	Press Release dated January 14, 2019
99.2	Press Release dated January 14, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-PATH HOLDINGS, INC.

Dated: January 16, 2019	By:	/s/ Peter H. Nielsen
Peter H. Nielsen
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement
3.1	Certificate of Amendment to the Certificate of Incorporation of Bio-Path Holdings, Inc.
4.1	Form of Underwriter Warrant
5.1	Opinion of Winstead PC
23.1	Consent of Winstead PC (included in Exhibit 5.1)
99.1	Press Release dated January 14, 2019
99.2	Press Release dated January 14, 2019